Exhibit 10.17

Amendment/Addendum No 1 to the Loan Agreement (Senior Debt) Dated December 2, 2020

from November 17, 2021

between:	Actelis Networks Israel Pty. Ltd. Co. No: 512703737 The address of which for the purposes of this Agreement is: 25 Basle St., Petach Tikva, Israel (hereinafter: “the Borrower”) The First Party;
and:	Migdalor Business Investment Fund Limited Partnership Partnership No: 540279825 of 7 Gazit St., Petach Tikva, Israel (hereinafter: “the Lender”) The Second Party;
Whereas:	On December 2, 2020, the Parties signed a Loan Agreement (hereinafter: “the Loan Agreement”);
and whereas:	The Borrower approached the Lender with a request to increase the credit (as defined in the Loan Agreement);
and whereas:	The Lender agreed to increase the credit pursuant and subject to this Addendum, all without derogating from the other provisions in the Loan Agreement and the financing documents;
and whereas:	The Parties wish to add/amend certain provisions in the Loan Agreement, as detailed in this Addendum below, while leaving all the other provisions in the Loan Agreement unchanged;
and whereas:	This Addendum is a part of the financing documents.

Therefore, the Parties have agreed upon, declared and conditioned the following:

1.	Preamble, Definitions and Interpretation

1.1	This Addendum constitutes an integral part of the Loan Agreement and its instructions shall be deemed to be as of its conditions.

1.2	The headings to the sections in this Addendum are recorded for convenience and orientation purposes only and should not be used for interpreting this Addendum.

1.3	Apart from the amendments and addenda in this Addendum, all the other provisions of the Agreement remain unchanged and in full force.

1.4	In the event of any contradiction between the provisions in this Addendum and the Loan Agreement, the provisions in this Addendum shall prevail.

1.5	The terms that are not defined in this Addendum, shall have the meaning given to them in the Loan Agreement.

1.6	Definitions:

“(e) The Additional Credit”	A loan in the principal sum of NIS 3,200,000, which will be extended to the Borrower by the Lender on the dates of extending the Additional Credit. The Additional Credit will be available in the Borrower’s bank account, the details of which must be furnished to the Lender in writing.

2.	The Purpose of the Additional Credit

The Borrower shall be entitled to use the Additional Credit for the purposes of financing working capital requirements.

3.	Extending the Additional Credit

3.1	Without derogating from the other conditions in this Addendum, the Lender’s commitment to extend the Additional Credit to the Borrower, is conditional on the fact that by the date of extending Additional Credit, all the following Conditions Precedent shall exist:

3.1.1	Prior to extending the Additional Credit, the Minutes of the competent organs in the Borrower approving the Borrower’s engagement in this Addendum and the Borrower’s engagement in the security documents and executing all the commitments included therein and that empower the signatories on these documents to sign on behalf of the Borrower, with the attachment of an Atty. at Law’s authentication regarding the validity of the resolutions pursuant to any law, must be furnished to the Lender.

3.1.2	An Officer in the Borrower must give written confirmation in text to the Lender’s satisfaction, that, as at the date of extending the Additional Credit, there had not been any event of a breach of the Loan Agreement, there is no anticipated breach of the Loan Agreement and extending the credit will not cause the occurrence of a breach event or anticipated breach.

3.1.3	The Borrower must furnish the Lender with an irrevocable request to extend the Additional Credit in the phrasing to be agreed upon between the Parties and that shall be to the Lender’s satisfaction, signed by the Borrower.

3.1.4	The Standing Order that was provided in the framework of the Loan Agreement must be amended according to the Payment Schedule attached to this Addendum and to the Lender’s satisfaction.

Subject to the fact that the Conditions Precedent as provided in Section 3.1 to this Addendum exist, the Lender will extend the Additional Credit to the Borrower (into the Borrower’s account) within 3 business days from full compliance with the Conditions Precedent.

4.	The Terms of the Additional Credit

4.1	Unless agreed upon otherwise in this Addendum, all the terms in the Loan Agreement shall apply to the Additional Credit, including the loan interest.

4.2	The Additional Credit interest must be paid in 74 monthly payments (together with the credit interest), on the 1st of each month. The first payment must be made on December 1, 2021.

4.3	The Additional Credit principal must be paid in 72 monthly payments as of February 1, 2022, on the 1st of each month together with the credit principal payments.

The repayment schedule of the Additional Credit and the total repayment schedule of the loan is attached as Appendix 4.3 to this Agreement and it replaces the repayment schedule attached to the Loan Agreement.

5.	Payment for Audit and Inspection Services and Expenses

5.1	The Borrower must pay Migdalor Investments Fund – Management Services Ltd. (hereinafter: “Migdalor”) a monthly payment of NIS 3,200 with addition of legal VAT for credit audit and inspection management services of the Additional C edit (hereinafter: “audit and inspection payment for the Additional Credit”). The audit and inspection payment for the Additional Credit must be attached to payment for the audit and inspection specified in the Loan Agreement and will amount to a total monthly payment of NIS 19,950 with the addition of VAT.

5.2	The Borrower must refund and pay the Lender, or directly to the Lender’s Attorney, a sum of $4,750 with the addition of VAT as the Lender’s participation in the Borrower’s expenses relating to drawing up this Addendum.

6.	Additional Payments and Rights for the Lender

6.1	Section 9.2 of the Loan Agreement – Section 9.2 of the Loan Agreement must be amended as follows:

“9.2	The option – The Borrower and Actelis hereby give the Lender an option (hereinafter: “the option”) to acquire Actelis Ordinary Shares (hereinafter: “the Option Shares”), in the sum of $1,800,000 (USD one million eight hundred thousand) (hereinafter: “the Option Shares consideration”), and at a basis value for Actelis according to the lower between: (1) $36,500,000 (USD thirty six million five hundred thousand) and (2) the value of Actelis (as defined in Section 9.1.4 above) with a multiplier of 75% (hereinafter: “the basis value”).”

6.2	Section 9.8 of the Loan Agreement – The sum of USD 1.25 million (USD one million two hundred and fifty thousand) that appears in the third row of Section 9.8 (in the definition of the consideration for waiver on exercising the option) must be changed to USD 1.5 million ( USD one million five hundred thousand).

6.3	Section 9.12 of the Loan Agreement – “2.4%” must replace “2%.”

6.4	Section 9.16 of the Loan Agreement – The grant sum specified in Section 9.16 of the Loan Agreement must be increased to NIS 2,261,250 (two million two hundred and sixty one thousand two hundred and fifty new shekels).

7.	Section 4.2.6 of the Loan Agreement – Release of Funds from the Designated Account

7.1	Section 4.2.6.3 (regarding 2021) – It has been agreed that the Additional Credit shall not be taken into account as a part of the debt for the purposes of this section.

7.2	Section 4.2.6.5 (regarding 2022 onward) – It has been agreed that the Additional Credit will be considered as a part of the debt for the purposes of this section, including regarding the calculation of the debt cover ratio (and accordingly “the required debt cover ratio”).

7.3	The other provisions in Section 4.2.6 remain unchanged.

8.	Guarantees

8.1	It must be clarified that the guarantees established in the Loan Agreement will also serve as guarantees for the full and exact repayment of the Additional Credit.

9.	Sundries

9.1	The Additional Credit is a part of the debt as defined in the Loan Agreement. All the provisions in the Loan Agreement and the financing documents shall continue to apply, including in all relating to the Additional Credit and all subject to the changes and addenda specified in this Addendum.

In witness whereof the Parties have hereunto set their signatures:

[signature]
The Borrower	The Lender

The Lender’s Attorney’s Verification

I, the undersigned, [Michael Nussbaum,] Atty. at Law, License Number [23943] from the [Pearl Cohen Law Offices], hereby verify that Messrs. [Yoav Efron], bearer of ID Number [****] / who is known to me personally and [_______], bearer of ID Number [___________]/ who is known to me personally and, who signed this Agreement on behalf of [Actelis Networks Israel] (Pty) Ltd. (Co. No: 512703737) (hereinafter: “the Company”), were authorized by the Company in a Board of Directors’ Resolution that was adopted legally and pursuant to the Company’s Foundation Documents, to sign this Agreement on behalf of the Company and their signatures, with the attachment of the Company’s stamp or the Company’s printed name, binds the Company to all intents and purposes.

Atty. at Law’s Name Miki Nussbaum	Atty. at Law Signature [signature]	[stamp] Michael B. Nussbaum Advocate L.N. 23943

4